Exhibit 31.2

CERTIFICATIONS

 I, Michael Nugent, Chief Financial Officer of NUGENT ENGINE TECHNOLOGIES, INC. (the “Registrant”) certify that:

1.   I have reviewed the report being filed on Form 10-Q.

2.   Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

3.   Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of NUGENT ENGINE TECHNOLOGIES, INC. as of, and for, the periods presented  in the report;

4.   I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-a5(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-a5(f))  for the Registrant and have;

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure the material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over   financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
Evaluated the effectiveness of the Registrant's disclosure controls and procedures and  presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation.

(d)
Disclosed in this report any change in the Registrant's internal control over financial reporting that occurred during the Registrant's most recent fiscal three months (the Registrant's fourth fiscal three months in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and;

5.   I have disclosed, based on our most recent evaluation, to the NUGENT ENGINE TECHNOLOGIES, INC. auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function):

i.   All significant deficiencies in the design or operation of internal controls which could adversely affect NUGENT ENGINE TECHNOLOGIES, INC.’s ability to record, process, summarize and report financial data and have identified NUGENT ENGINE TECHNOLOGIES, INC.'s auditors any material weaknesses in internal controls; and

ii.  Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

6.   I have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 22, 2010

/s/ Michael Nugent
Michael Nugent, Chief Financial Officer